Houlihan Lokey Reports Second Quarter Fiscal 2017 Financial Results

– Second Quarter Fiscal 2017 Revenue of $187 million, up 18% Year-Over-Year –
– Second Quarter Fiscal 2017 Diluted EPS of $0.31, up 107% Year-Over-Year –
– Adjusted Second Quarter Fiscal 2017 Diluted EPS of $0.37, up 32% Year-Over-Year –
– Announces Dividend of $0.17 per Share for Third Quarter Fiscal 2017 –

LOS ANGELES and NEW YORK - November 1, 2016 - Houlihan Lokey, Inc. (NYSE: HLI) (“Houlihan Lokey” or the “Company”), the global investment bank, today reported financial results for its second quarter ended September 30, 2016. For the second quarter, total revenue grew 18% to a second quarter record of $187 million, as compared with $158 million for the second quarter ended September 30, 2015.
Net income grew 126% to $21 million, or $0.31 per diluted share, for the second quarter ended September 30, 2016, compared with $9 million, or $0.15 per diluted share, for the second quarter ended September 30, 2015. Adjusted net income for the second quarter ended September 30, 2016 grew 43% to $25 million, or $0.37 per diluted share, compared with $17 million, or $0.28 per diluted share, for the second quarter ended September 30, 2015.
"We finished the first half of fiscal 2017 with record results for the quarter and the first six months. All three of our business segments reported strong revenue growth from the previous year, despite a macroeconomic environment that remains directionless. These results are a testament to our diversified business model which has allowed the firm to succeed in a variety of business conditions,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Fee revenue	$186,537	$158,380	$367,311	$304,646
Operating expenses:
Employee compensation and benefits	124,902	111,256	246,706	204,945
Non-compensation expenses	26,658	29,687	52,767	58,484
Total operating expenses	151,560	140,943	299,473	263,429
Operating income	34,977	17,437	67,838	41,217
Other income (expense), net	(749)	(333)	(1,657)	988
Income before provision for income taxes	34,228	17,104	66,181	42,205
Provision for income taxes	13,352	7,849	25,894	17,879
Net income	20,876	9,255	40,287	24,326
Net loss attributable to noncontrolling interest	—	—	—	(26)
Net income attributable to Houlihan Lokey, Inc.	$20,876	$9,255	$40,287	$24,300

Diluted net income per share of common stock	$0.31	$0.15	$0.61	$0.39

Revenues

For the second quarter ended September 30, 2016, total fee revenue grew 18% to $187 million from $158 million for the second quarter ended September 30, 2015. For the quarter, Corporate Finance (“CF”) revenues increased 11%, Financial Restructuring (“FR”) revenues increased 39%, and Financial Advisory Services (“FAS”) revenues increased 7% when compared with the second quarter ended September 30, 2015.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP, an adjusted, and an adjusted awarded basis, as appropriate.

(Unaudited and in thousands)

	U.S. GAAP		Adjusted (Non-GAAP)*
	Three Months Ended September 30,
	2016	2015	2016	2015
Expenses:
Employee compensation and benefits	$124,902	$111,256	$118,426	$107,044
% of Revenues	67.0%	70.2%	63.5%	67.6%
Non-compensation expenses	$26,658	$29,687	$26,658	$21,539
% of Revenues	14.3%	18.7%	14.3%	13.6%
Total operating expenses	$151,560	$140,943	$145,084	$128,583
% of Revenues	81.2%	89.0%	77.8%	81.2%

Adjusted awarded employee compensation and benefits			$121,260	$109,999
% of Revenues			65.0%	69.5%

	U.S. GAAP		Adjusted (Non-GAAP)*
	Six Months Ended September 30,
	2016	2015	2016	2015
Expenses:
Employee compensation and benefits	$246,706	$204,945	$233,700	$204,131
% of Revenues	67.2%	67.3%	63.6%	67.0%
Non-compensation expenses	$52,767	$58,484	$52,767	$43,454
% of Revenues	14.4%	19.2%	14.4%	14.3%
Total operating expenses	$299,473	$263,429	$286,467	$247,585
% of Revenues	81.5%	86.5%	78.0%	81.3%

Adjusted awarded employee compensation and benefits			$239,668	$209,756
% of Revenues			65.2%	68.9%

*Note: The adjusted and adjusted awarded figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Total operating expenses were $152 million for the second quarter ended September 30, 2016, an increase of 8% when compared with $141 million in operating expenses for the second quarter ended September 30, 2015. Employee compensation and benefits expenses were $125 million for the second quarter ended September 30, 2016, compared with $111 million for the second quarter ended September 30, 2015. The increase in employee compensation and benefits expenses was primarily a result of the growth in revenues and headcount for the quarter, partially offset by the Company’s change on October 1, 2015 from a revenue sharing model to a target compensation payout model.
Total adjusted operating expenses were $145 million for the second quarter ended September 30, 2016, an increase of 13% when compared with $129 million in adjusted operating expenses for the second quarter ended September 30, 2015. Adjusted employee compensation and benefits expenses were $118 million for the second quarter ended September 30, 2016, compared with $107 million for the second quarter ended September 30, 2015. The additional adjusted employee compensation and benefits expenses were primarily a result of the growth in revenues and headcount for the quarter, partially offset by the Company’s change on October 1, 2015 from a revenue sharing model to a target compensation payout model. This resulted in an adjusted awarded compensation ratio of 65.0% for the second quarter ended September 30, 2016, versus 69.5% for the second quarter ended September 30, 2015.
Total non-compensation expenses were $27 million for the second quarter ended September 30, 2016, compared with $30 million for the second quarter ended September 30, 2015. The reduction in non-compensation expenses was primarily a result of second quarter fiscal 2016 costs related to the Company’s initial public offering that did not occur in the second quarter fiscal 2017.
Adjusted non-compensation expenses were $27 million for the second quarter ended September 30, 2016, compared with $22 million for the second quarter ended September 30, 2015. The rise in adjusted non-compensation expenses was primarily a result of (i) planned increases in non-compensation expenses as a result of being a public company, (ii) additional general operating expenses associated with an expansion of the Company’s financial staff, and (iii) increased amortization expense associated with the Company's acquisitions.

Segment Reporting for the Second Quarter
For the second quarter ended September 30, 2016, Corporate Finance revenue grew 11% to $100 million, compared with $90 million during the second quarter ended September 30, 2015. Revenues improved year-over-year primarily as a result of an increase in the number of closed transactions during the quarter. CF closed 56 transactions in the second quarter, versus 30 transactions in the same quarter last year. Segment profit equaled $28 million for the second quarter ended September 30, 2016, compared with $21 million for the second quarter ended September 30, 2015, an increase of 34%. Profitability increased as a result of (i) the corresponding increase in revenues, and (ii) our change on October 1, 2015 from a revenue sharing model to a target compensation payout model.

(Unaudited and in $ thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Corporate Finance
Revenues	$100,207	$89,931	$196,243	$168,328
Segment Profit¹	27,722	20,758	51,094	44,184
# of MDs	91	88	91	88
# of Closed Transactions	56	30	104	70

For the second quarter ended September 30, 2016, Financial Restructuring revenue grew 39% to $57 million, compared with $41 million during the second quarter ended September 30, 2015. The growth in revenues was primarily driven by a significant increase in the average transaction fee per closed transaction. FR closed 12 transactions in the second quarter ended September 30, 2016 versus 10 transactions in the second quarter ended September 30, 2015. Segment profit was $14 million for the second quarter ended September 30, 2016, compared with $11 million for the second quarter ended September 30, 2015, an increase of 30%. The increase in profitability was a result of (i) the corresponding increase in revenues, and (ii) our change on October 1, 2015 from a revenue sharing model to a target compensation payout model.

(Unaudited and in $ thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Financial Restructuring
Revenues	$56,862	$40,930	$113,192	$79,923
Segment Profit¹	14,174	10,872	30,878	20,491
# of MDs	43	40	43	40
# of Closed Transactions	12	10	22	21
For the second quarter ended September 30, 2016, Financial Advisory Services revenue grew 7% to $29 million, compared with $28 million in the second quarter ended September 30, 2015. Revenues for FAS increased primarily as a result of (i) strong performance by our portfolio valuation and strategic consulting product lines and (ii) an increase in average project fees for the quarter. This increase in revenues was partially offset by weakness in the overall M&A market affecting our transaction-based product lines. Segment profit was $7 million for the second quarter ended September 30, 2016, compared with $6 million for the second quarter ended September 30, 2015, an increase of 3%. Segment profitability increased primarily as a result of the corresponding increase in revenues, partially offset by slightly higher compensation and non-compensation expenses. FAS generated 437 fee events in the second quarter ended September 30, 2016, versus 467 fee events during the same quarter last year.

(Unaudited and in $ thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Financial Advisory Services
Revenues	$29,468	$27,519	$57,876	$56,395
Segment Profit¹	6,535	6,372	13,270	13,098
# of MDs	34	33	34	33
# of Fee Events[2]	437	467	701	663

1.
We adjust the compensation expense for a business segment in situations where an employee assigned to one business segment is performing work in another business segment and we want to adequately reflect the compensation expense in the business segment where the revenue is being booked.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period.

Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.17 per share of Class A and Class B common stock. The dividend will be payable on December 15, 2016 to stockholders of record as of the close of business on December 5, 2016.
As of September 30, 2016, the Company had $156 million of cash and equivalents, and loans payable aggregating $51 million.

Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Daylight Time on Tuesday, November 1, 2016, to discuss its second quarter fiscal 2017 results. The number to call is 1-800-946-0706(domestic) or 1-719-457-2656 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on November 1, 2016 through November 8, 2016, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the passcode 9593029#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.
Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of our commitment to client success across our advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 15 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands, except share data and par value)

	September 30, 2016	March 31, 2016
Assets
Cash and cash equivalents	$156,067	$166,169
Accounts receivable, net of allowance for doubtful accounts	45,748	58,100
Unbilled work in process	35,656	51,300
Income taxes receivable	5,098	7,204
Receivable from affiliates	7,929	27,408
Property and equipment, net of accumulated depreciation	27,715	21,701
Goodwill and other intangibles	712,148	717,368
Other assets	17,639	21,634
Total assets	$1,008,000	$1,070,884
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$180,700	$254,058
Accounts payable and accrued expenses	31,611	34,400
Deferred income	7,599	5,547
Deferred income taxes	32,352	37,288
Loan payable to affiliate	30,000	45,000
Loans payable to former shareholders	6,234	16,738
Loan payable to non-affiliate	15,000	14,882
Other liabilities	8,272	9,416
Total liabilities	$311,768	$417,329

Redeemable noncontrolling interest	1,856	2,395

Stockholders' equity:
Class A common stock, $0.001 par value per share. Authorized 1,000,000,000 shares; issued and outstanding 12,159,427 and 12,084,524 shares at September 30 and March 31, 2016, respectively	12	12
Class B common stock, $0.001 par value per share. Authorized 1,000,000,000 shares; issued and outstanding 54,548,978 and 53,219,303 shares at September 30 and March 31, 2016, respectively	55	53
Additional paid-in capital	668,424	637,332
Retained earnings	46,804	28,623
Accumulated other comprehensive loss	(20,797)	(14,613)
Stock subscription receivable	(122)	(247)
Total stockholders' equity	694,376	651,160
Total liabilities and stockholders' equity	$1,008,000	$1,070,884

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Fee revenue	$186,537	$158,380	$367,311	$304,646

Operating expenses:
Employee compensation and benefits	124,902	111,256	246,706	204,945
Travel, meals, and entertainment	5,215	5,329	11,145	10,198
Rent	6,702	6,197	13,736	12,352
Depreciation and amortization	2,382	1,713	4,621	3,145
Information technology and communications	4,465	3,375	8,851	6,874
Professional fees	3,074	8,369	5,431	15,959
Other operating expenses	4,115	5,389	7,539	8,235
Provision for bad debt	705	(685)	1,444	1,721
Total operating expenses	151,560	140,943	299,473	263,429

Operating income	34,977	17,437	67,838	41,217

Other income (expense), net	(749)	(333)	(1,657)	988
Income before provision for income taxes	34,228	17,104	66,181	42,205

Provision for income taxes	13,352	7,849	25,894	17,879
Net income	20,876	9,255	40,287	24,326

Net loss attributable to noncontrolling interest	—	—	—	(26)
Net income attributable to Houlihan Lokey, Inc.	20,876	9,255	40,287	24,300

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	61,134,501	58,989,994	60,860,138	58,708,203
Fully Diluted	66,816,689	62,696,730	66,582,459	61,586,950
Net income per share of common stock:
Basic	$0.34	$0.16	$0.66	$0.41
Fully Diluted	$0.31	$0.15	$0.61	$0.39

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Fee revenue	$186,537	$158,380	$367,311	$304,646

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$124,902	$111,256	$246,706	$204,945
Less/Plus: Adjustments[1]	(6,476)	(4,212)	(13,006)	(814)
Employee Compensation and Benefits (Adjusted)	118,426	107,044	233,700	204,131
Less/Plus: Adjustments[2]	2,834	2,955	5,968	5,625
Employee Compensation and Benefits (Adjusted Awarded)	121,260	109,999	239,668	209,756

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$26,658	$29,687	$52,767	$58,484
Less/Plus: Adjustments[3]	—	(8,148)	—	(15,030)
Non-Compensation Expenses (Adjusted)	26,658	21,539	52,767	43,454

Operating Income
Operating Income (GAAP)	$34,977	$17,437	$67,838	$41,217
Less/Plus: Adjustments[4]	6,476	12,360	13,006	15,844
Operating Income (Adjusted)	41,453	29,797	80,844	57,061

Other Income (Expenses), net
Other Income (Expenses), net (GAAP)	$(749)	$(333)	$(1,657)	$988
Less/Plus: Adjustments[5]	—	—	—	(179)
Other Income (Expenses), net (Adjusted)	(749)	(333)	(1,657)	809

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$13,352	$7,849	$25,894	$17,879
Less/Plus: Adjustments[6]	2,548	4,231	5,111	5,848
Provision for Income Taxes (Adjusted)	15,900	12,080	31,005	23,727

Net Income
Net Income (GAAP)	$20,876	$9,255	$40,287	$24,300
Less/Plus: Adjustments[7]	3,928	8,129	7,895	9,843
Net Income (Adjusted)	24,804	17,384	48,182	34,143

Diluted adjusted net income per share of common stock	$0.37	$0.28	$0.72	$0.55

____________________________
Note: Figures may not sum due to rounding.

1.
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any (($6,476) in Q2 FY17; ($2,444) in Q2 FY16; ($13,006) in YTD FY17; ($2,444) in YTD FY16); and adjustments relating to previous ownership agreements (($1,768) in Q2 FY16; $1,630 in YTD FY16).

2.
Reflects (i) the expected vesting of grants that were made in prior year periods that were expensed during the period (($6,213) in Q2 FY17; ($5,745) in Q2 FY16; ($12,494) in YTD FY17; ($11,375) in YTD FY16), and (ii) estimated normal year-end grants of deferred stock during the period ($9,047 in Q2 FY17; $8,700 in Q2 FY16; $18,462 in YTD FY17; $17,000 in YTD FY16).

3.
Includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities (($6,768) in Q2 FY16; ($12,783) in YTD FY16), (ii) costs incurred from completed acquisitions of (($1,110) in Q2 FY16; ($1,241) in YTD FY16), and (iii) adjustments relating to previous ownership agreements (($270) in Q2 FY16; ($1,006) in YTD FY16).

4.
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any. Q2 and YTD FY16 includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities, (ii) costs incurred from completed acquisitions, and (iii) adjustments relating to previous ownership agreements.

5.	Includes adjustments relating to previous ownership agreements (($179) in YTD FY16).

6.	Reflects the tax impact of described adjustments.

7.
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any, net of the tax impact of described adjustments. Q2 and YTD FY16 includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities, (ii) costs incurred from completed acquisitions, (iii) adjustments relating to previous ownership agreements, (iv) the tax impact of described adjustments, and (v) net income/loss attributable to noncontrolling interests ($26 in YTD FY16).